News from

Buena, NJ 08310

Release Date: March 31, 2005	Exhibit 99.1

Contact:	Frank Gerardi
Chairman & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI, INC. ANNOUNCES A PROFITABLE FOURTH QUARTER AND
2004 YEAR END RESULTS

BUENA, NJ March 31, 2005 - IGI, INC. (AMEX: IG) a technology company focused on the development of custom products using the patented Novasome® delivery technology today announces a profitable fourth quarter and 2004 year end results.

2004 Overview
*	Chattem, Inc. launches the "Icy Hot Sleeve" a topical analgesic product developed using the patented Novasome® nano-vesicular, transdermal Technology.
*	Relieva with Psorberine - Mahonia aquifolium 10%, a homeopathic product - is launched using the Novasome® delivery technology
*	Signed a Sublicense Agreement with Tarpan Therapeutics, Inc. for the Treatment of Psoriasis
*	Signed an Exclusive License Agreement for 'The Treatment of Skin with Adenosine or Adenosine Analogs' for the prevention of photo damaged skin with the University of Massachusetts
*	Expanded distribution of products using the Novasome® delivery technology into the Asia-Pacific Marketplace

Fourth Quarter and Fiscal 2004 Financial Results

For the fourth fiscal quarter of 2004, the company today reported net income of $154,000, or $.01 per diluted share, for the quarter ended December 31, 2004, compared to net income of $248,000, or $.02 per diluted share, for the fourth quarter of 2003.

For the fiscal year, the Company reported a net loss attributable to common stock of $892,000, or $(.08) per diluted share in 2004, compared to net loss attributable to common stock of $322,000, or $(.03) per diluted share in 2003.

Total revenues for 2004 were $3,558,000, which represented an increase of $1,000 from revenues of $3,557,000 in 2003. Licensing and royalty income of $1,007,000 in 2004 increased by $351,000 compared to 2003, primarily as a result of a $300,000 payment from Tarpan Therapeutics and royalties from Estee Lauder. A significant portion of the Company's product sales are attributable to a single customer. In addition, licensing and royalty income is primarily generated from arrangements with three customers.

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Product sales of $2,551,000 in 2004 decreased $350,000, or 12%, compared to 2003 due mainly to lower product sales to Estee Lauder, the Company's major customer, but were partially offset by higher sales to Genesis, Vetoquinol USA and new customers.

Cost of sales decreased by $92,000, or 7%, in 2004 as compared to 2003. As a percentage of product sales, cost of sales increased from 46% in 2003 to 49% in 2004. The decrease in gross profit from 54% in 2003 to 51% in 2004, as a percent of product sales, was the result of the change in mix to lower gross profit products sold.

Selling, general and administrative expenses decreased by $624,000, or 26%, from $2,422,000 in 2003 to $1,798,000 in 2004. These expenses were 68% of revenues for 2003 compared to 51% in 2004. The decrease is primarily due to a reduction of salaries in 2004, which was a goal of management in 2004.

Product development and research expenses increased by $965,000 in 2004, or 127%, compared to 2003. The increase is a result of the Company recording a $545,000 non cash expense related to the SFAS No. 123 value of 300,000 stock options granted to Dr. Holick under his license agreement and 25,000 stock options granted to Dr. Holick for his service on the Scientific Advisory Board, plus a cash payment of $232,000 made to Dr. Holick in accordance with his license agreement. The Company has also made a $50,000 cash payment tothe University of Massachusetts in accordance with the license agreement between the Company and the University. There are many new projects being undertaken by the research and development department as a result of new agreements signed in 2004.

Interest income amounted to $25,000 in 2004 compared to interest income (net of expense) of $7,000 in 2003. The Company had no interest expense in 2004 and only recorded income related to marketable securities and overnight investments of our daily cash balance.

The Company sold a portion of its state tax operating loss carry forwards in exchange for proceeds of $298,000 in 2004.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® nano-vesicular, transdermal delivery technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, controlled and sustained release as well as improved stability and greater ease of formulation. IGI has licensed Novasome® nano-vesicular delivery technology to leading global dermatological and skin care companies including Johnson & Johnson Consumer Products, Inc., Estee Lauder Corporation, Chattem Inc., Genesis Pharmaceutical, Inc. and Apollo Pharmaceutical, Inc., and recently sub-licensed the rights to obtain FDA approval for and market IGI's PTH (1-34) compound using Novasome® nano-vesicular delivery technology for psoriasis, which is slated for Phase II clinical trials, to Tarpan Pharmaceuticals, Inc. IGI is also exploring the licensing of the topical PTH (7-34) compound for the prevention/treatment of chemotherapy induced-alopecia in patients undergoing chemotherapy.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 2004, 2003 and 2002
(in thousands, except share and per share information)

	2004	2003	2002

Revenues:
Sales, net	$2,551	$2,901	$3,513
Licensing and royalty income	1,007	656	851

Total revenues	3,558	3,557	4,364

Costs and Expenses:
Cost of sales	1,253	1,345	1,378
Selling, general and administrative expenses	1,798	2,422	2,358
Product development and research expenses	1,727	762	549

Operating profit (loss)	(1,220)	(972)	79
Interest income (expense), net	25	7	(283)
Other income, net	13	-	58
Loss on early extinguishment of debt	-	-	(2,654)

Loss from continuing operations before
provision (benefit) for income taxes	(1,182)	(965)	(2,800)
Provision (benefit) for income taxes	(290)	(208)	330

Loss from continuing operations	(892)	(757)	(3,130)

Discontinued operations:
Loss from operations of discontinued businesses	-	-	(523)
Gain on disposal of discontinued businesses	-	435	12,433

Net income (loss)	(892)	(322)	8,780

Mark to market for detachable stock warrants	-	-	(133)

Net income (loss) attributable to common stockholders	$(892)	$(322)	$8,647

Basic and Diluted Earnings (Loss) Per
Common Share
Continued operations	$(.08)	$(.07)	$(.28)
Discontinued operations	-	.04	1.04

Net income (loss) per share	$(.08)	$(.03)	$.76

Weighted average of common stock outstanding
Basic and diluted	11,547,791	11,373,952	11,429,978

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003
(in thousands, except share and per share information)

	2004	2003

ASSETS
Current assets:
Cash and cash equivalents	$380	$821
Restricted cash	50	50
Marketable securities	377	800
Accounts receivable, less allowance for doubtful accounts
of $10 and $16 in 2004 and 2003, respectively	306	350
Licensing and royalty income receivable	155	17
Inventories	247	192
Prepaid expenses and other current assets	8	133

Total current assets	1,523	2,363
Property, plant and equipment, net	3,168	2,607
Other assets	39	54

Total assets	$4,730	$5,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	157	105
Accrued payroll	16	75
Other accrued expenses	243	301
Income taxes payable	5	7
Deferred income	180	165

Total current liabilities	601	653
Deferred income	121	205

Total liabilities	722	858

Commitments and contingencies

Stockholders' equity:
Common stock, $.01 par value, 50,000,000 shares authorized;
13,547,520 and 13,351,237 shares issued in 2004 and 2003,
respectively	135	134
Additional paid-in capital	24,467	23,702
Accumulated deficit	(19,167)	(18,275)
Accumulated other comprehensive income	(32)	-
Less treasury stock, 1,965,740 shares at cost in 2004 and 2003	(1,395)	(1,395)

Total stockholders' equity	4,008	4,166

Total liabilities and stockholders' equity	$4,730	$5,024

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